UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported) — August 26, 2008
THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida (Address of principal executive offices)	33326 (Zip Code)
(954) 331-7369
(Registrant’s telephone number, including area code)
None
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     Effective August 26, 2008, The Ultimate Software Group, Inc. (the “Company”) entered into an amended and restated stockholder rights plan (the “Amended Rights Agreement”) with Computershare Trust Company N.A., as rights agent (the “Rights Agent”), amending its existing stockholder rights plan between the Company and the Rights Agent (formerly known as BankBoston, N.A) dated October 22, 1998 (the “Existing Rights Agreement”). The Amended Rights Agreement, dated as of August 26, 2008, like the Existing Rights Agreement, is intended to deter coercive or abusive tender offers and market accumulations. The Amended Rights Agreement is designed to encourage an acquirer to negotiate with the Company’s board of directors (the “Board”) and to enhance the Board’s ability to act in the best interests of all of the Company’s stockholders.
     Under the Amended Rights Agreement, each Company stockholder holds one preferred share purchase right (a “Right”) for each share of Company common stock, par value $0.01 per share (the “Common Shares”), held. The Rights generally become exercisable only in the event that an acquiring party accumulates fifteen percent (15%) or more of the Company’s outstanding Common Shares. If this were to occur, subject to certain exceptions, each Right (except for the Rights held by the acquiring party) would allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a price of $135 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The substantive dilutive effect of the Rights on the acquiring party provides a strong incentive for the acquiring party to negotiate with the Board. The Company may redeem all, but not less than all, of the then outstanding Rights for $0.01 per Right, subject to adjustment, at any time prior to a person or group becoming a beneficial owner of fifteen percent (15%) or more of the Common Shares.
     The amendments to the Existing Agreement included in the Amended Rights Agreement were approved by the Board and include, among other things:
(i)	The term has been extended to October 22, 2018.
(ii)	The purchase price has been changed to $135 for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right, subject to adjustment.
     In addition to the amended provisions described above, the Amended Rights Agreement also contains certain other modifications to the Existing Agreement. The foregoing description of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

4.1
Amended and Restated Rights Agreement, dated as of August 26, 2008, between The Ultimate Software Group, Inc. and Computershare Trust Company, N.A., as Rights Agent. The Amended and Restated Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
	Name:	Mitchell K. Dauerman
	Title:	Executive Vice President , Chief Financial Officer and Treasurer

Dated: September 2, 2008

Exhibit Index

Exhibit No.	Description

4.1
Amended and Restated Rights Agreement, dated as of August 26, 2008, between The Ultimate Software Group, Inc. and Computershare Trust Company, N.A., as Rights Agent. The Amended and Restated Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

4